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                 RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.

                            STATEMENT OF CANCELLATION
               OF THE STATEMENT FIXING THE RIGHTS AND PREFERENCES
                          OF CLASSES A, B, C, I, AND R4
                    OF RIVERSOURCE INTERNATIONAL EQUITY FUND,
           A SERIES OF RIVERSOURCE INTERNATIONAL MANAGERS SERIES, INC.

The undersigned officer of RiverSource International Managers Series, Inc. (the "Company"), hereby certifies that:

     1.   The name of the Company is RiverSource International Managers Series,
          Inc.

     2. At a Special Meeting of Shareholders of RiverSource International Equity Fund (a series of the Company) (the "Series") held January 29, 2008, shareholders of the Series voted to approve an Agreement and Plan of Reorganization between the Series and RiverSource Disciplined International Equity Fund (a series of RiverSource International Series, Inc., a Minnesota corporation) (the "Buying Fund") under which all assets attributable to Class A, B, C, I and R4 shares of the Series were transferred to the Buying Fund in exchange for corresponding Class A, B, C, I and R4 shares of the Buying Fund and the assumption by the Buying Fund of all liabilities attributable to the Series.

     3. The Company's Board of Directors has directed the Company's officers to take all such actions to carry out the Agreement and Plan of Reorganization, among such actions is the cancellation of the statement fixing the rights and preferences of the Company's Classes A, B, C, I and R4 of the Series, pursuant to Section 302A.133 of the Minnesota Statutes.

     4. There are currently no shares of Classes A, B, C, I or R4 of the Series outstanding.

     5. After giving effect to the cancellation, the Company shall continue to have 10,000,000,000 authorized shares of capital stock that can be allocated among the Company's remaining series and classes as designated by the Company's Board of Directors.

IN WITNESS WHEREOF, the undersigned has executed this statement of cancellation this 9th day of April, 2008.

                                       RIVERSOURCE INTERNATIONAL MANAGERS
                                       SERIES, INC.


                                       Scott R. Plummer
                                       -----------------------------------------
                                       Scott R. Plummer
                                       Secretary

STATE OF MINNESOTA
DEPARTMENT OF STATE
FILED APR. 11, 2008


/s/ Mark Ritchie
Secretary of State